UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

INVENSENSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35269	01-0789977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1197 Borregas Avenue Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (450) 988-7339

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Ram Krishnan, Vice President of Opereations of InvenSense, Inc. (“InvenSense”), intends to retire at the end of July 2012. Mr Krishnan has served in this capacity for five years and is one of InvenSense’s named executive officers.

Mr. Mo Maghsoudnia began employment with InvenSense in June 2012 and will replace Mr. Krishnan upon his retirement in July 2012. Mr. Maghsoudnia has more than 25 years of operations, management, and process engineering experience. Most recently, Mr. Maghsoudnia was employed at NetLogic Microsystems Inc., a publicly held company with over $400 million in annual revenue, which was purchased earlier in the year. At NetLogic Microsystems Inc., he held the position of Vice President of World Wide Manufacturing. Prior to that, Mr. Maghsoudnia worked at other large semiconductor manufacturing companies. Mr. Maghsoudnia has a B.S. in Microelectronics from Rochester Institute of Technology and a Master’s Degree in Electrical Engineering from Santa Clara University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenSense, Inc.

Date: June 20, 2012	/s/ Alan Krock
Alan Krock Vice President, Chief Financial Officer